Exhibit 1.6

DEAR CHINADOTCOM SHAREHOLDER:

You are cordially invited to attend an Extraordinary General Meeting of Shareholders (the “General Meeting”) of chinadotcom corporation (the “Company”) to be held at the Company’s offices located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong on Wednesday, April 20, 2005, at 11:00 a.m.

Details of the business to be conducted at the General Meeting are given in the attached Notice of Extraordinary General Meeting of Shareholders and Proxy Statement.

If you do not plan to attend the General Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the General Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the General Meeting.

We look forward to seeing you at the General Meeting.

/s/ Raymond K.F. Ch’ien

Raymond K.F. Ch’ien
Executive Chairman

March 1, 2005
Hong Kong

YOUR VOTE IS IMPORTANT

In order to assure your representation at the General Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

34/F Citicorp Centre
18 Whitfield Road
Causeway Bay, Hong Kong

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To be held on Wednesday, April 20, 2005

An Extraordinary General Meeting of Shareholders (the “General Meeting”) of chinadotcom corporation (the “Company”) will be held at the Company’s offices located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong on Wednesday, April 20, 2005, at 11:00 a.m. for the following purposes:

1.	To act upon the Company’s proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to change of the name of the Company to CDC Corporation.

2.	To act upon such other matters as may properly come before the General Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the General Meeting and at any adjournment thereof is February 16, 2005. The stock transfer books will not be closed between the record date and the date of the General Meeting. A list of shareholders entitled to vote at the General Meeting will be available for inspection at the offices of the Company. A shareholder entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, to vote instead of him. Such proxy need not be a shareholder of the Company.

Whether or not you plan to attend the General Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. Please refer to the enclosed voting form for instructions. Your proxy may be revoked at any time prior to the General Meeting. If you decide to attend the General Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the General Meeting.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Raymond K.F. Ch’ien

Raymond K.F. Ch’ien
Executive Chairman

March 1, 2005
Hong Kong

PROXY STATEMENT
FOR
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of chinadotcom corporation, a company organized under the laws of the Cayman Islands (the “Company”), for the Extraordinary General Meeting of Shareholders (the “General Meeting”) to be held at 11:00 a.m. on Wednesday, April 20, 2005, at the Company’s offices located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, and at any adjournments or postponements of the General Meeting. These proxy materials were first mailed to shareholders on or about March 1, 2005.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the General Meeting are summarized in the accompanying Notice of Extraordinary General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

The Company’s Class A Common Shares is the only type of security entitled to vote at the General Meeting. Each shareholder of record as of the close of trading on February 16, 2005 is entitled to one vote for each Class A Common Share held by such shareholder on that date.

At least one-third of the outstanding Class A Common Shares must be present or represented at the General Meeting in order to have a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business but are not counted as votes cast at the General Meeting. Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, if within 15 minutes from the time appointed for the General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day in the next week at the same time and place, as decided by the Company’s Board of Directors, and if at such adjourned General Meeting a quorum is not present within 15 minutes from the time appointed for holding such adjourned General Meeting, the members present in person or by proxy shall be a quorum and may transact the business for which the General Meeting was called.

Proposal 1 requires for approval the affirmative vote of two-thirds of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present.

Proxies

Whether or not you are able to attend the General Meeting, you are urged to vote your proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted:

–	FOR proposal 1, and

–	in the discretion of the proxy holders, as to other matters that may properly come before the General Meeting.

You may revoke or change your proxy at any time before the General Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Company at the Company’s principal executive offices before the beginning of the General Meeting. You may also revoke your proxy by attending the General Meeting and voting in person.

PROPOSAL NO. 1

AMENDING THE COMPANY’S AMENDED AND RESTATED MEMORANDUM AND ARTICLES
OF ASSOCIATION TO CHANGE THE NAME OF THE COMPANY TO CDC CORPORATION

General

The Company’s shareholders are being asked to approve as a special resolution amendments to the Company’s Amended and Restated Memorandum and Articles of Association to change the name of the Company from “chinadotcom corporation” to “CDC Corporation”. The proposed name change has been approved by the Board of Directors, subject to shareholder approval at the General Meeting.

The primary reasons for the proposed name change are to better clarify the identity of the Company and to reflect the Company’s evolution into a larger and more diverse enterprise. The new name, without “dotcom”, will better reflect the Company’s more diverse business lines and the shift of its business focus away from a heavy reliance on the Internet sector. In addition, the new name without the clear component of “china” will also better reflect the Company’s more geographically diversified revenue and customer mix.

The Company today is a diversified company that owns, directly and indirectly, a global family of businesses across three core areas, (i) enterprise application software, (ii) IT consulting and services and (iii) mobile value added services and Internet portal services. The principal enterprise application software companies owned by the Company include Ross Systems, Inc., Pivotal Corporation and Industri-Matematik International Corp. The key IT consulting and services companies include Ion Global Limited, Pacific Connection Limited, Software Galeria Inc., Praxa Limited and PK Information Systems Pty Ltd. The Company’s mobile value added services and Internet portal services companies, including Newpalm (China) Information Technology Co., Ltd and Beijing He He Technology Company Limited, are predominately operated in China through the Company’s 81%-owned subsidiary, hongkong.com Corporation.

In addition to its diversified business lines, the Company’s revenue and customer mix have also evolved to cover broader geographical regions outside of Greater China. For the quarter ended December 31, 2004, revenue contributions from North America, Europe, and Asia Pacific accounted for 39%, 30% and 31% of total revenues, respectively. While historically the Company’s primary customer base included consumers and enterprises in Greater China and across the Asia Pacific, with the completion of the recent acquisitions in the enterprise application software sector, the Company’s customer base has became more geographically diverse with many of its enterprise application software customers based in North America, Europe and other emerging countries.

Under the current proposal, the Company’s enterprise application software and IT consulting and services companies will retain their existing names for the time being. In addition, the Company has decided to retain the symbol “CHINA” for its stock exchange listings because it is recognized by investors, and the Company believes the financial community associates the symbol with operational progression and momentum—qualities which are part of the Company’s heritage and which will be part of the Company’s future under the new name “CDC Corporation”.

The Company’s core businesses and geographical reach have changed considerably since it was established in 1995. The Company believes that the name “CDC Corporation” will better reflect the diversity of its current businesses and will allow increased flexibility for future strategic expansion in a dynamic business environment.

Shareholder Approval

The affirmative vote of two-thirds of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present is required to approve amendments to the Company’s Amended and Restated Memorandum and Articles of Association to change the name of the Company to “CDC Corporation”.

Information Concerning the Amendments to the Company’s Amended and Restated Memorandum and Articles of Association

It is proposed that Article 1 of the Company’s Amended and Restated Memorandum of Association be deleted and replaced with the following:

“1.	The name of the Company is CDC Corporation, the Chinese translation of which is ‘’.”

It is proposed that Article 2(i) of the Company’s Amended and Restated Articles of Association be deleted and replaced with the following:

“(i)	‘the Company’ or ‘this Company’ shall mean CDC Corporation, the Chinese translation of which is ‘’;”.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the amendments to the Company’s Amended and Restated Memorandum and Articles of Association to change the name of the Company to “CDC Corporation”.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the General Meeting. However, if other matters do properly come before the General Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

In the event that sufficient votes in favor of proposal 1 set forth in the Notice of this General Meeting are not received by April 18, 2005, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the General Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Class A Common Shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment for those proxies which they are entitled to vote in favor of proposal 1. They will vote against any such adjournment for those proxies which they are required to vote against proposal 1.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Raymond K.F. Ch’ien
Raymond K.F. Ch’ien
Executive Chairman

March 1, 2005
Hong Kong

chinadotcom corporation

The Bank of New York
P. O. Box 11487, New York, N. Y. 10203-0487

The undersigned, a holder of record on February 16, 2005 of Class A Common Shares of chinadotcom corporation, hereby revokes all other proxies and appoints the Chairman of the Meeting, as proxy for the undersigned, to attend the Extraordinary General Meeting of Shareholders of chinadotcom corporation (the “General Meeting”), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast in respect of the Class A Common Shares registered in the name of the undersigned at the General Meeting and otherwise to represent the undersigned at the General Meeting with all powers possessed by the undersigned as if personally present at the General Meeting.

This Proxy, when properly signed and dated, will be voted in the manner directed as specified by the undersigned, but if no specification is made, the Proxy will be voted FOR item 1 and will be voted in the discretion of the Chairman of the General Meeting on any other matters that may properly come before the General Meeting or any adjournment or postponement thereof. A detailed explanation of item 1 has been included with this Proxy.

This form of Proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of Proxy with the power of attorney or other authority, if any, under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on April 19, 2005 in order to be counted in the Extraordinary General Meeting on April 20, 2005. You may also vote your shares in person at the General Meeting. Due to the limited amount of time available before the Proxy deadline, the completed Proxy can be faxed (with the original to follow by mail) to the transfer agent, The Bank of New York, at fax number (212) 815-2993.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the transfer agent. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

TO THE HOLDERS OF CLASS A COMMON SHARES OF

chinadotcom corporation

The Bank of New York, (the “transfer agent”), has received advice that the Extraordinary General Meeting of Shareholders of chinadotcom corporation will be held in Hong Kong, on Wednesday, April 20, 2005 at 11:00 a.m. (Hong Kong time), for the purposes set forth in the enclosed Notice of General Meeting.

If you are desirous of having the Chairman of the General Meeting vote your Class A Common Shares “for” or “against” the resolution to be proposed at the General Meeting, kindly execute and forward to The Bank of New York the attached Proxy. The enclosed postage paid envelope is provided for this purpose. This Proxy should be executed in such manner as to show clearly whether you desire the Chairman of the Meeting to vote for or against the resolution. The Proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., New York time, on April 19, 2005. Only the registered holders of record at the close of business on February 16, 2005 will be entitled to execute the Proxy.

Due to the limited amount of time available before the Proxy deadline, the completed Proxy can be faxed (with the original to follow by mail) to the transfer agent, The Bank of New York, at fax number (212) 815-2993.

The Bank of New York

Dated: March 1, 2005

chinadotcom corporation
P.O. BOX 11356
NEW YORK, N.Y. 10203-0356

If you agree to access future Proxy Statements and Annual Reports electronically, please mark this box.	☐

email address________________________

▼ DETACH PROXY CARD HERE ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated
(x) in Black or Blue ink.

		FOR	AGAINST	ABSTAIN

1.	Amend the Company’s Amended and Restated Memorandum and Articles of Association to change the name of the Company to “CDC Corporation”.	☐	☐	☐

To change your address, please mark this box.	☐

Mark box at right if you wish to give a discretionary proxy to the Chairman of the Meeting. PLEASE NOTE: Marking the box to the right voids any other instructions indicated in the items above.	☐

SCAN LINE

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)
Date	Share Owner sign here	Co-Owner sign here